Exhibit 99.2

Carvana Announces Second Quarter 2020 Financial Results

Retail Units Sold of 55,098, an increase of 25% YoY
Revenue of $1.118 Billion, an increase of 13% YoY
Total Gross Profit of $150.2 Million, an increase of 9% YoY

PHOENIX – August 5, 2020 – Carvana Co. (NYSE: CVNA), a leading e-commerce platform for buying and selling used cars, today announced financial results for the quarter ended June 30, 2020. Carvana’s complete second quarter 2020 financial results and management commentary can be found by accessing the Company’s shareholder letter on the quarterly results page of the investor relations website.

“Our team has done an exceptional job managing through the first half of 2020. We have put people first and implemented policies that keep our team and our customers safe while still delivering the incredible customer experiences we are known for,” said Ernie Garcia, founder and CEO of Carvana. “We’ve been leading the market with The New Way to Buy a Car™ for the last 7 years and now with even more customers moving to online buying, we are seeing more demand than ever before.”

Conference Call Details

Carvana will host a conference call today, August 5, 2020, at 5:30 p.m. EST (2:30 p.m. PST) to discuss financial results. To participate in the live call, analysts and investors should dial (833) 255-2830 or (412) 902-6715 and ask for “Carvana Earnings.” A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at https://investors.carvana.com/. Following the webcast, an archived version will also be available on the Investor Relations section of the company’s website. A telephonic replay of the conference call will be available until August 12, 2020, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 10146057#.

Forward Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in our Annual Report on Form 10-K for 2019 and our Quarterly Report on Form 10-Q for Q2 2020. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Carvana (NYSE: CVNA)
Founded in 2012 and based in Phoenix, Carvana’s (NYSE: CVNA) mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online car buying and financing platform. Carvana.com enables consumers to quickly and easily shop more than 15,000 vehicles, finance, trade-in or sell their current vehicle to Carvana, sign contracts, and schedule as-soon-as-next-day delivery or pickup at one of Carvana’s patented, automated Car Vending Machines.

For further information on Carvana, please visit www.carvana.com, or connect with us on Facebook, Instagram or Twitter.

Investor Relations:
Carvana
Mike Levin
investors@carvana.com

or

Media Contact:
Carvana
Amy O’Hara
press@carvana.com